UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2004

Vie Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11747	22-6650372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 22nd Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 575-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 20, 2004, Vie Financial Group, Inc. (the “Company”) received notification of a favorable ruling in the liability phase of arbitration proceedings involving Ashton Technology Canada Inc. (“Ashton Canada”), a majority-owned subsidiary of the Company, and the Toronto Stock Exchange (“TSX”). The arbitrator ruled in favor of Ashton Canada in its arbitration claim and ruled that Ashton Canada is entitled to recover damages, but it did not rule on the amount of damages. If Ashton Canada and TSX are unable to resolve the issue of damages, the arbitration will be reconvened to assess damages.

On June 11, 2003, Ashton Canada filed an arbitration claim against TSX for breach of contract under the June 7, 2000 integration agreement between Ashton Canada and TSX to introduce the eVWAP trading system, which was the Company’s fully automated system that permitted market participants to trade eligible securities before the market open at the volume-weighted average price for the day. The arbitration claim states that Ashton Canada designed, developed and was prepared to deploy eVWAP as a facility of the primary Canadian exchange when TSX circumvented the deployment of eVWAP without proper excuse. The Ashton Canada arbitration claim was filed in Toronto, Ontario and seeks substantial monetary damages. On August 22, 2003, TSX filed a counterclaim against Ashton Canada seeking specific performance of the integration agreement, or in the alternative, a declaration that it is entitled to terminate the agreement without penalty. The arbitration case began in May 2004, and was divided into two phases: a liability phase and a damages phase.

On September 20, 2004, the arbitrator issued its decision in the liability phase of the arbitration proceedings. The arbitrator ruled that TSX breached the integration agreement; that Ashton Canada is entitled to recover such damages as it may have sustained as a result of TSX’s breach of the agreement; and that TSX’s counterclaim must be dismissed. The arbitrator ordered that TSX shall pay forthwith on a partial indemnity basis all reasonable costs and expenses, including legal fees and disbursements incurred by Ashton Canada in respect of the liability phase of the arbitration proceedings. The fees of the arbitrator will be shared equally by the parties. The arbitrator also ruled that if the parties are unable to resolve the issue of damages, the arbitration will be reconvened to assess damages. The Company is uncertain at this time what monetary amount, if any, will be recovered, and when the issue of damages will be resolved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2004

VIE FINANCIAL GROUP, INC.

By:	/s/ Dean G. Stamos
Name:	Dean G. Stamos
Title:	Chief Executive Officer